UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

KEYSIGHT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36334	46-4254555
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1400 Fountaingrove Parkway Santa Rosa CA	95403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (800) 829-4444

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2015, the Board of Directors (the "Board") of Keysight Technologies, Inc. (the "Company"), upon the recommendation of the Board's Nominating and Corporate Governance Committee, increased the size of the Board from 6 to 7 members and appointed Mr. Robert A. Rango to fill the vacancy so created, each effective November 1, 2015. Mr. Rango was appointed to serve in the class of directors that will stand for re-election at the 2018 Annual Meeting of Stockholders. Mr. Rango will serve on the Audit and Finance Committee and Nominating and Corporate Governance Committee of the Board.

Mr. Rango, age 57, served from 2002 to 2014 as an executive at Broadcom Corporation, a leading fabless semiconductor company. Most recently, from 2011 to 2014, he served as Executive Vice President and General Manager of Broadcom’s Mobile and Wireless Group. During his tenure at Broadcom, Mr. Rango has held numerous senior management positions in the company’s Network Infrastructure Business, Mobile and Wireless Group and Wireless Connectivity Group. He serves as a director on the boards of KLA-Tencor Corporation and Integrated Device Technology, Inc. Mr. Rango received a Bachelor’s degree in Electrical Engineering from State University of New York and a Master’s degree in Electrical Engineering from Cornell University.
The Board has determined that Mr. Rango meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Rango has (i) no arrangements or understandings with any other person pursuant to which he was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Rango has had (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Mr. Rango holds no direct or indirect beneficial ownership in the Company’s stock or rights to acquire the Company’s stock.

Mr. Rango will receive the standard compensation which will be pro-rated to reflect the actual time Mr. Rango will serve on the Board this year, paid by the Company to all of its non-employee directors and as described under “Compensation of Non-Employee Directors” in the Company’s Proxy Statement for its Annual Meeting of Stockholders filed with the Securities and Exchange Commission (“SEC”) on February 6, 2015. In connection with his appointment, Mr. Rango will enter into a standard indemnification agreement with the Company in the form previously approved by the Board, which is filed as Exhibit 10.7 to the Company’s Amendment No. 4 to the Registration Statement on Form 10 filed with the SEC on July 18, 2014 and is incorporated by reference herein.

The Company issued a press release on October 23, 2015 announcing the appointment of Mr. Rango to the Company’s Board. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference herein.

Item 8.01    Other Events.

On October 23, 2015, Keysight Technologies, Inc. (“Keysight”) issued a press release announcing the commencement of Keysight’s offer to exchange up to (i) $500 million aggregate principal amount of its newly issued 3.300% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for a like principal amount of its outstanding $500 million unregistered 3.300% Senior Notes due 2019 and (ii) $600 million aggregate principal amount of its newly issued 4.550% Senior Notes due 2024 that have been registered under the Securities Act for a like principal amount of its outstanding $600 million unregistered 4.550% Senior Notes due 2024. A copy of the press release is furnished as Exhibit 99.2 to this current report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.  The following are furnished as exhibits to this report and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act:

Exhibit No.	Exhibit
99.1	Press release, dated October 23, 2015, announcing new board member.
99.2	Press release, dated October 23, 2015, announcing the commencement of the exchange offer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEYSIGHT TECHNOLOGIES, INC.

	By:	/s/ Jeffrey K. Li
	Name:	Jeffrey K. Li
	Title:	Vice President, Assistant General Counsel and Assistant Secretary

Date: October 26, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press release, dated October 23, 2015, announcing new board member.
99.2	Press release, dated October 23, 2015, announcing the commencement of the exchange offer.